Exhibit 10.2

EXECUTION VERSION

FIRST AMENDMENT
TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT

AMONG

LAREDO PETROLEUM, INC.,

as Borrower,

BANK OF AMERICA, N.A.,

as Administrative Agent,

THE GUARANTORS SIGNATORY HERETO,

AND

THE BANKS SIGNATORY HERETO

FIRST AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “First Amendment”), dated as of December 29, 2010, is among LAREDO PETROLEUM, INC., a corporation formed under the laws of the State of Delaware (the “Borrower”); each of the undersigned guarantors (the “Guarantors”, and together with the Borrower, the “Obligors”); each of the Banks that is a signatory hereto; and BANK OF AMERICA, N.A., as administrative agent for the Banks (in such capacity, together with its successors, the “Administrative Agent”).

Recitals

A.                                   The Borrower, the Administrative Agent and the Banks are parties to that certain Second Amended and Restated Credit Agreement dated as of July 7, 2010 (the “Credit Agreement”), pursuant to which the Banks have, subject to the terms and conditions set forth therein, made certain credit available to and on behalf of the Borrower.

B.                                     The Borrower is party to the Second Lien Term Loan Agreement.

C.                                     The Borrower desires to (i) enter into an indenture in a form and on terms such that such indenture will constitute a Senior Notes Indenture as defined in the Credit Agreement (after giving effect to the amendments in this First Amendment), (ii) issue up to $350,000,000 of Senior Notes thereunder; and (iii) apply a portion of the proceeds of such notes to the payment in full of all obligations under the Second Lien Notes and Second Lien Term Loan Agreement.

D.                                    The parties to the Credit Agreement have agreed to amend certain provisions of the Credit Agreement to facilitate the foregoing with such amendments to be effective contemporaneously with such issuance of Senior Notes and the repayment of the obligations under the Second Lien Notes and Second Lien Term Loan Agreement.

E.                                      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.                                            Defined Terms.  Each capitalized term which is defined in the Credit Agreement, but which is not defined in this First Amendment, shall have the meaning ascribed such term in the Credit Agreement.  Unless otherwise indicated, all section references in this First Amendment refer to the Credit Agreement.

Section 2.                                            Amendments to Credit Agreement.

2.1                                 Definitions.  Section 1.1 of the Credit Agreement is hereby amended as follows:

(a)                                  The definition of “Applicable Margin” is amended by deleting the pricing grid contained therein in its entirety and replacing it with the following pricing grid:

Pricing Level	Ratio of Outstanding Revolving Credit to Borrowing Base	Applicable Margin for Eurodollar Tranches	Applicable Margin for Adjusted Base Rate Tranches
I	>90%	2.75%	1.75%
II	>66% but<90%	2.50%	1.50%
III	>33% but <66%	2.25%	1.25%
IV	<33%	2.00%	1.00%

(b)                                 The definition of “Arranger” is hereby amended by deleting such definition in its entirety and replacing it with the following:

“Arranger” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its capacity as sole lead arranger.

(c)                                  The definition of “Loan Papers” is hereby amended by deleting such definition in its entirety and replacing it with the following:

“Loan Papers” means this Agreement, the Notes, the Facility Guaranty, the Mortgages, the Security Agreement, each other guaranty, security agreement, pledge agreement, or mortgage now or hereafter executed in connection with this Agreement, each Letter of Credit now or hereafter executed and/or delivered, and all other certificates, documents or instruments delivered in connection with this Agreement, as the foregoing may be amended from time to time.

(d)                                 The definition of “Permitted Encumbrances” is hereby amended by inserting the word “and” after the semicolon at the end of clause (g), deleting the word “and” at the end of clause (h) and deleting clause (i) thereof in its entirety.

(e)                                  The definition of “Second Lien Notes” is hereby amended by deleting such definition in its entirety and replacing it with the following:

“Second Lien Notes” means Second Lien Term Notes in an amount of up to $150,000,000 issued pursuant to the Second Lien Term Loan Agreement.

(f)                                    The definition of “Second Lien Term Loan Agreement” is hereby amended by deleting such definition in its entirety and replacing it with the following:

“Second Lien Term Loan Agreement” means that certain Second Lien Term Loan Credit Agreement, dated as of the date hereof, among the Borrower, Wells Fargo Energy Capital, Inc., as the Second Lien Administrative Agent, and the lenders party thereto.

(g)                                 The definition of “Second Lien Term Loan Documents” is hereby amended by deleting such definition in its entirety and replacing it with the following:

“Second Lien Term Loan Documents” means the Second Lien Term Loan Agreement, the Second Lien Notes and any “Loan Papers” (as defined therein).

(h)                                 The following definition of “Senior Notes” is hereby added where alphabetically appropriate to read as follows:

“Senior Notes” means any unsecured senior Debt securities (whether registered or privately placed) incurred pursuant to a Senior Notes Indenture.

(i)                                     The following definition of “Senior Notes Indenture” is hereby added where alphabetically appropriate to read as follows:

“Senior Notes Indenture” means any indenture among the Borrower, as issuer, the subsidiary guarantors party thereto and the trustee named therein, pursuant to which Senior Notes are issued, as the same may be amended or supplemented in accordance with Section 9.13.

(j)                                     The definition of “Termination Date” is amended by deleting “July 7, 2014” therein and replacing it with “July 7, 2015”.

(k)                                  The definitions of “Intercreditor Agreement”, “NYMEX Pricing”, “Strip Price”, “Total Debt”, and “Total Proved PV10%” are hereby deleted in their entirety.

2.2                                 Amendment to Section 4.8.  Section 4.8 and all references to Section 4.8 in the Credit Agreement are hereby deleted.

2.3                                 Amendment to Section 5.1.  Section 5.1(c) is hereby deleted in its entirety.

2.4                                 Amendment to Section 5.4.  Section 5.4 is hereby amended by deleting clause (a) in its entirety and replacing it with the following:

“(a)                            the applicable Subsidiary to execute and deliver a joinder to the Facility Guaranty and the Security Agreement executed by such Subsidiary,”

2.5                                 Amendment to Section 7.3.  Section 7.3 is hereby amended by deleting clause (b) in its entirety and replacing such clause with the following:

“(b)                           the Mortgages, the Security Agreement, the Facility Guaranty and the other Loan Papers when executed and delivered in accordance with this Agreement, will then constitute valid and binding obligations of each Credit Party party thereto;”

2.6                                 Amendment to Section 7.17.  Section 7.17 is hereby amended in its entirety to read as follows:

Section 7.17                                Burdensome Obligations.  No Credit Party is a party to or bound by any agreement (other than the Loan Papers and any Senior Notes Indenture), or subject to any Law or order of any Governmental Authority, which prohibits or restricts in any way the right of such party to (a) grant Liens to the

Administrative Agent and the Banks on or in respect of their assets and properties to secure the Obligations and the Loan Papers or (b) make Distributions.

2.7                                 Amendment to Section 8.1.  Section 8.1(i) is hereby amended in its entirety to read as follows:

“(i)                               simultaneously with the delivery of each set of financial statements referred to in Section 8.1(a) and Section 8.1(b), but in no event later than sixty (60) days after then end of the applicable Fiscal Year or Fiscal Quarter, a report setting forth, for each calendar month during the then current fiscal year to date, the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Mineral Interests, and setting forth the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred for each such calendar month, such information being reported on a property by property basis and otherwise in form and substance acceptable to the Administrative Agent;

2.8                                 Amendment to Section 8.1.  Section 8.1 is hereby amended by inserting the word “and” after the semicolon at the end of subsection (p), deleting the semicolon and the word “and” at the end of subsection (q) and replacing it with a period and deleting subsection (r) thereof in its entirety.

2.9                                 Amendment to Section 9.1.  Section 9.1(d) is hereby amended in its entirety to read as follows:

“(d)                           Senior Notes and any guarantees thereof, the principal amount of which Debt does not exceed $350,000,000 in the aggregate, provided that (i) such Senior Notes do not have any scheduled amortization prior to seven (7) years from the date of original issuance, (ii) such Senior Notes do not mature sooner than seven (7) years after the date of original issuance, (iii) such Senior Notes and any guarantees thereof are on market terms for similar instruments of issuers of similar size and credit quality given the then prevailing market conditions, (iv) as determined in good faith by the senior management of the Borrower, such Senior Notes and any guarantees thereof are on terms, taken as a whole, no more restrictive or burdensome than this Agreement, provided that (A) the financial maintenance covenants with respect to such Senior Notes are not more restrictive than those in this Agreement and (B) the representations and warranties, covenants (other than financial maintenance covenants) and events of default of such Senior Notes are not, taken as a whole, more restrictive or burdensome than those in this Agreement, (v) such Senior Notes do not have any mandatory prepayment or redemption provisions (other than customary change of control or asset sale tender offer provisions) which would require a mandatory prepayment or redemption in priority to the Obligations, and (vi) such Senior Notes do not have an interest rate greater than 10%, and”

2.10                           Amendment to Section 9.3.  Section 9.3 is hereby amended in its entirety to read as follows:

Section 9.3                                      Liens; Negative Pledge.  Borrower will not, nor will Borrower permit any other Credit Party to, create, assume or suffer to exist any Lien on any asset owned by it (other than Permitted Encumbrances).  Borrower will not, nor will Borrower permit any other Credit Party to, enter into or become subject to any agreement that prohibits or otherwise restricts the right of any Credit Party to create, assume or suffer to exist any Lien in favor of Administrative Agent or any Bank on any Credit Party’s assets.

2.11                           Amendment to Section 9.13.  Section 9.13 is hereby amended in its entirety to read as follows:

“Section 9.13                          Repayment of Senior Notes; Amendment to Terms of Senior Indenture.  The Borrower will not, and will not permit any other Credit Party to: (a) prior to the date that is one-hundred and eighty (180) days after the Termination Date, call, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part) the Senior Notes, or (b) amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Notes or the Senior Notes Indenture if (i) the effect thereof would be to shorten the maturity of the Senior Notes or shorten the average life or increase the amount of any payment of principal thereof or increase the rate or scheduled recurring fee or add call or pre-payment premiums or shorten any period for payment of interest thereon, (ii) such action requires the payment of a consent fee (howsoever described), (iii) such action increases the interest rate margins applicable to the Senior Notes or alters the calculation of interest thereunder, (iv) such action adds or amends any representations and warranties, covenants or events of default to be more restrictive or burdensome than this Agreement without this Agreement being contemporaneously amended to add similar provisions or (v) adds or changes any redemption, put or prepayment provisions, provided that the foregoing shall not prohibit the execution of supplemental agreements to add guarantors if required by the terms thereof provided that any such guarantor also guarantees the Obligations pursuant to the Facility Guaranty and each of the Borrower and such guarantor otherwise complies with Section 5.4.”

2.12                           Amendment to Section 9.14.  Section 9.14 is hereby deleted in its entirety.

2.13                           Amendment to Section 10.1.  Section 10.1 is hereby amended in its entirety to read as follows:

Section 10.1                                Financial Covenants.  Borrower agrees that, so long as any Bank has any commitment to lend or participate in Letter of Credit Exposure hereunder or any amount payable under any Note remains unpaid or any Letter of Credit remains outstanding:

(a)                                  As of the end of any Fiscal Quarter, commencing with the Fiscal Quarter ending June 30, 2010, Borrower will not permit the Parent’s ratio of Consolidated Current Assets to Consolidated Current Liabilities to be less than 1.00 to 1.00; and

(b)                                 As of the end of any Fiscal Quarter, commencing with the Fiscal Quarter ending June 30, 2010, Borrower will not permit the Parent’s ratio of (i) Consolidated EBITDAX (for the four Fiscal Quarters ending on such date) to (ii) the sum of (A) Consolidated Net Interest Expense (for the four Fiscal Quarters ending on such date) plus (B) Letter of Credit Fees (accruing during the four Fiscal Quarters ending on such date) to be less than 2.50 to 1.00.

2.14                           Amendment to Section 11.1.  Section 11.1 is hereby amended as follows:

(a)                                  “or” is added to the end of Subsection 11.1(m);

(b)                                 Subsections 11.1(n) and (o) are deleted in their entirety; and

(c)                                  a new Subsection 11.1(n) is inserted as follows:

“(n)                           an “event of default” or similar occurrence shall occur under the Senior Notes Indenture;”

2.15                           Amendment to Section 14.17.  Section 14.17 is hereby deleted in its entirety.

2.16                           Amendment to Schedule 1.  In accordance with Section 3 hereof, Schedule 1 to the Credit Agreement is hereby amended and restated in its entirety by replacing it with Schedule 1 to this First Amendment, attached hereto.

2.17                           Amendment to Exhibit F.  Exhibit F is hereby amended and restated in its entirety by replacing it with Exhibit F to this First Amendment.

Section 3.                                            Reallocation of Commitments.  The Banks have agreed, in consultation with the Borrower, to reallocate the Total Commitment among the Banks as set forth on Schedule 1 attached hereto.  The Administrative Agent and the Borrower hereby consent to the increase or decrease in any Bank’s Maximum Credit Amount and/or Commitment in connection with such reallocation and, the Administrative Agent, the Borrower and the Banks hereby waive the requirements in Section 14.8 requiring an Assignment and Assumption Agreement and the payment of a processing fee to the extent such would apply to the reallocation of the Total Commitment as contemplated by this Section 3.  Upon the effectiveness of this First Amendment, the Maximum Credit Amount and the Commitment Percentage of each Bank shall be as set forth on Schedule I.  Concurrently with the effectiveness hereof, the Borrower will deliver to each Bank that has increased its Maximum Credit Amount pursuant to this Section 3, a

Note payable to the order of such Bank in a principal amount equal to its Maximum Credit Amount after giving effect to this First Amendment, and otherwise duly completed.

Section 4.                                            Redetermination of Borrowing Base.  For the period from and including the effective date of this First Amendment until the next Periodic Determination, the Borrowing Base is hereby determined at $200,000,000.  Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Article IV and, for the avoidance of doubt, the redetermination herein shall not constitute a Special Redetermination.

Section 5.                                            Conditions Precedent.  The effectiveness of this First Amendment is subject to the following:

5.1                                 The Administrative Agent shall have received counterparts of this First Amendment from the Obligors and the requisite Banks.

5.2                                 The Administrative Agent, for the account of the applicable Bank, shall have received (i) an amendment fee in an amount equal to .125% of each Bank’s Commitment Percentage of the Borrowing Base prior to the effectiveness of the reallocation of the Total Commitment pursuant to Section 3 hereof but after giving effect to the Borrowing Base redetermination contemplated in Section 4 hereof and (ii) an upfront fee in an amount equal to .75% of the increase in any Bank’s Commitment as a result of this First Amendment, after giving effect to the Borrowing Base redetermination contemplated herein.

5.3                                 The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the effective date of this First Amendment.

5.4                                 The Administrative Agent shall have received satisfactory evidence of the contemporaneous (i) issuance of Senior Notes by the Borrower, (ii) receipt by the Borrower of net proceeds therefrom in an amount sufficient to repay all obligations (other than contingent indemnification obligations not then due and payable) under the Second Lien Term Loan Agreement and the Second Lien Notes, and (iii) repayment of all obligations (other than contingent indemnification obligations not then due and payable) under the Second Lien Term Loan Agreement and the Second Lien Notes, the termination thereof and the release of all Liens securing obligations under the Second Lien Term Loan Agreement.  For the sake of clarity, by referring to the aforementioned transactions as “contemporaneous” the parties recognize and acknowledge that such transactions will not necessarily occur simultaneously due to the mechanics associated therewith.

5.5                                 The Administrative Agent shall have received satisfactory documentation evidencing that the Borrower shall have received net cash proceeds of no less than $23,275,000 on or before December 31, 2010 from additional capital contributions from its shareholders.

5.6                                 The Administrative Agent or its counsel shall have completed a review of title and mortgage coverage which results in evidence of title and mortgage coverage satisfactory to Administrative Agent and its counsel covering not less than the Required Reserve Value of all Borrowing Base Properties.

5.7                                 The Administrative Agent shall have received such other documents as the Administrative Agent or special counsel to the Administrative Agent may reasonably request.

The Administrative Agent shall notify the Borrower and the Banks of the effectiveness of this First Amendment, and such notice shall be conclusive and binding.  Notwithstanding the foregoing, this First Amendment shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 14.2) at or prior to 2:00 p.m., New York City time, on February 15, 2011.

Section 6.                                            Representations and Warranties; Etc.  Each Obligor hereby affirms: (a) that as of the date hereof, all of the representations and warranties contained in each Loan Paper to which such Obligor is a party are true and correct in all material respects as though made on and as of the date hereof (unless made as of a specific earlier date, in which case, was true as of such date), (b) no Defaults exist under the Loan Papers or will exist under the Loan Papers and (c) no Material Adverse Effect shall have occurred.

Section 7.                                            Miscellaneous.

7.1                                 Confirmation and Effect.  The provisions of the Credit Agreement (as amended by this First Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this First Amendment. Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof, “herein”, or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

7.2                                 Ratification and Affirmation of Obligors.  Each of the Obligors hereby expressly (i) acknowledges the terms of this First Amendment, (ii) ratifies and affirms its obligations under the Facility Guaranty and the other Loan Papers to which it is a party, (iii) acknowledges, renews and extends its continued liability under the Facility Guaranty and the other Loan Papers to which it is a party and (iv) agrees that its guarantee under the Facility Guaranty and the other Loan Papers to which it is a party remains in full force and effect with respect to the Obligations as amended hereby.

7.3                                 Counterparts.  This First Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7.4                                 No Oral Agreement.  THIS WRITTEN FIRST AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN PAPERS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

7.5                                 Governing Law.  THIS FIRST AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7.6                                 Co-Documentation Agents.  Upon the effectiveness of this First Amendment, the sole Co-Documentation Agents shall be JPMorgan Chase Bank, N.A. and Bank of Montreal.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed effective as of the date first written above.

BORROWER:	LAREDO PETROLEUM, INC.

	By:	/s/ W. Mark Womble
W. Mark Womble
Sr. Vice President & CFO

GUARANTORS:	LAREDO PETROLEUM, LLC

	By:	/s/ W. Mark Womble
W. Mark Womble
Sr. Vice President & CFO

LAREDO PETROLEUM TEXAS, LLC

	By:	/s/ W. Mark Womble
W. Mark Womble
Sr. Vice President & CFO

LAREDO GAS SERVICES, LLC

	By:	/s/ W. Mark Womble
W. Mark Womble
Sr. Vice President & CFO

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Antonikia Thomas
Name:	Antonikia (Toni) Thomas
Title:	Assistant Vice President

BANK OF AMERICA, N.A., as a Bank

By:	/s/ Christopher T. Renyl
Name:	Christopher T. Renyl
Title:	Vice President

WELLS FARGO BANK, N.A.

By:	/s/ Jason M. Hicks
Name:	Jason M. Hicks
Title:	Director

JPMORGAN CHASE BANK, N.A.

By:	/s/ Stephen Lescher
Name:	Stephen Lescher
Title:	Authorized Officer

BANK OF MONTREAL

By:	/s/ Joseph A. Bliss
Name:	Joseph A. Bliss
Title:	Managing Director

CAPITAL ONE, N.A.

By:	/s/ Eric Broussard
Name:	Eric Broussard
Title:	Senior Vice President

UNION BANK, N.A.

By:	/s/ Joshua Patterson
Name:	Joshua Patterson
Title:	Vice President

THE BANK OF NOVA SCOTIA

By:	/s/ Paula Czaca
Name:	Paula Czaca
Title:	Managing Director

BANK OF OKLAHOMA, N.A.

By:	/s/ Pam P. Schloeder
Name:	Pam P. Schloeder
Title:	Senior Vice President

COMPASS BANK

By:	/s/ Ann Van Wagener
Name:	Ann Van Wagener
Title:	Vice President

SOCIETE GENERALE

By:	/s/ Bradford O. Larson
Name:	Bradford O. Larson
Title:	Managing Director